Exhibit 4.4










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                      DAIMLERCHRYSLER MASTER OWNER TRUST

                                   as Issuer

                                      and

                            [____________________]

                           as Indenture Trustee

                   SERIES [__________] INDENTURE SUPPLEMENT

                        dated as of ________ __, _____

                                      to

                                   INDENTURE

                        dated as of _______ __, 200[ ]




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                               TABLE OF CONTENTS

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                                         ARTICLE I

                     Definitions and Other Provisions of General Application
Section 1.01.   Definitions...................................................................................1
Section 1.02.   Governing Law.................................................................................7
Section 1.03.   Counterparts..................................................................................8
Section 1.04.   Ratification of Indenture.....................................................................8

                                  ARTICLE II

                                   The Notes

Section 2.01.   Creation and Designation......................................................................8
Section 2.02.   Form of Delivery; Depository; Denominations...................................................8
Section 2.03.   Delivery and Payment..........................................................................8

                                  ARTICLE III

                      Allocations, Deposits and Payments

Section 3.01.   Allocations of Series [____] Available Interest Amount........................................8
Section 3.02.   Amounts to be Treated as Series [____] Available Interest Amount;
                Other Deposits to the Interest Funding Account................................................9
Section 3.03.   Allocations of Reductions from Investor Charge-Offs to the
                Overcollateralization Amount and the Nominal Liquidation
                Amount of the Series [  ] Notes..............................................................10
Section 3.04.   Allocations of Reimbursements of Nominal Liquidation Amount Deficit
                and Overcollateralization Amount Deficit.....................................................10
Section 3.05.   Application of Series [_] Available Principal Amount.........................................11
Section 3.06.   Computation of Reductions to the Nominal Liquidation Amount of the
                Series [  ] Notes and the Overcollateralization Amount from
                Reallocations of Series [___] Available Principal Amounts....................................11
Section 3.07.   Targeted Deposits of Series [_] Available Principal Amounts to the
                Principal Funding Account....................................................................12
Section 3.08.   Amounts to be Treated as Series [___] Available Principal Amounts;
                Other Deposits to Principal Funding Account..................................................12
Section 3.09.   Withdrawals from Interest Funding Account....................................................13
Section 3.10.   Withdrawals from Principal Funding Account...................................................13
Section 3.11.   Limit on Repayment of the Series [  ] Notes..................................................13
Section 3.12.   Calculation of Nominal Liquidation Amount of Series [___] Notes and
                Overcollateralization Amount.................................................................13
Section 3.13.   Netting of Deposits and Payments.............................................................15




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Section 3.14.   Payments to Noteholders......................................................................15
Section 3.15.   Sale of Receivables for Accelerated Notes....................................................15
Section 3.16.   Calculation Agent; Determination of LIBOR....................................................16
Section 3.17.   Excess Available Interest Amounts Sharing....................................................17
Section 3.18.   Excess Available Principal Amounts Sharing...................................................18
Section 3.19.   Computation of Interest......................................................................18
Section 3.20.   Variable Accumulation Period.................................................................18

                                  ARTICLE IV

                           Early Redemption of Notes

Section 4.01.   Early Redemption Events......................................................................19

                                   ARTICLE V

                           Accounts and Investments

Section 5.01.   Accounts.....................................................................................21

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EXHIBITS
--------

EXHIBIT A       FORM OF SERIES [____] NOTE

EXHIBIT B       [FORM OF] SERIES [____] SCHEDULE TO PAYMENT
                INSTRUCTIONS

EXHIBIT C       [FORM OF] SERIES [____] SCHEDULE TO MONTHLY
                NOTEHOLDERS' STATEMENT


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


                  This SERIES [________] INDENTURE SUPPLEMENT (this "Indenture Supplement"), by and between DAIMLERCHRYSLER MASTER OWNER TRUST, a statutory business trust created under the laws of the State of Delaware (the "Issuer"), having its principal office at [_____________________________________________],
[_____________], Delaware [_____], and [_________________________________], a
[__________________] ( the "Indenture Trustee"), is made and entered into as of ___________ ___, _____.

                  Pursuant to this Indenture Supplement, the Issuer shall create a new series of Notes and shall specify the principal terms thereof.

                                   ARTICLE I

            Definitions and Other Provisions of General Application

                  Section 1.01. Definitions. For all purposes of this Indenture Supplement, except as otherwise expressly provided or unless the context otherwise requires:

                  (1) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

                  (2) all other terms used herein which are defined in the Indenture, the Pooling and Servicing Agreement or the Series 2002-CC Series Supplement, either directly or by reference therein, have the meanings assigned to them therein;

                  (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder means such accounting principles as are generally accepted in the United States of America at the date of such computation;

                  (4) all references in this Indenture Supplement to designated "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Indenture Supplement as originally executed. The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture Supplement as a whole and not to any particular Article, Section or other subdivision;

                  (5) in the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Indenture, the terms and provisions of this Indenture Supplement shall be controlling;

                  (6) each capitalized term defined herein shall relate only to the Series [____] Notes and no other Series of Notes issued by the Issuer; and




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                  (7)   "including" and words of similar import will be deemed
                        to be followed by "without limitation."

                  "Accumulation Period" means the period from and including the Accumulation Period Commencement Date to but excluding the Series [ ] Termination Date.

                  "Accumulation Period Commencement Date" means [____] or, if the Issuer, acting directly or through the Administrator, makes an election pursuant to Section 3.20, the later date selected by the Issuer pursuant to that Section.

                  "Accumulation Period Length" means the number of full Collection Periods between the Accumulation Period Commencement Date and the Series [___] Expected Principal Payment Date.

                  "Aggregate Series Available Interest Amount Shortfall" means the sum of the Series Available Interest Amount Shortfalls for all series of Notes (as such term is defined in each of the related Indenture Supplements).

                  "Aggregate Series Available Principal Shortfall" means the sum of the Series Available Principal Amount Shortfalls for all series of Notes (as such term is defined in the related Indenture Supplements).

                  "applicable investment category" means the following ratings:

                                         Series [___] Notes

Standard & Poor's                        AAA or A-1+
Moody's                                  Aaa or P-1
Fitch                                    AAA or F1+


                  "Calculation Agent" is defined in Section 3.16.

                  "Controlled Accumulation Amount" means $______; provided, however, that if the Accumulation Period Length with respect to the Series [____] Notes is determined to be less than [__________] months pursuant to
Section 3.20, the Controlled Accumulation Amount for any Payment Date will be equal to (i) the Initial Dollar Principal Amount of the Series [____] Notes divided by (ii) the Accumulation Period Length.

                  "Controlled Deposit Amount" means, with respect to any Payment Date, the amount by which (i) the Controlled Accumulation Amount exceeds (ii) any funds in the Excess Funding Account that are allocable to Series [____] and have not been deposited into the Principal Funding Account as of such Payment Date.

                  "DaimlerChrysler" means DaimlerChrysler Corporation, a Delaware corporation, and its successors.



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                  "DCS" means DaimlerChrysler Services North America LLC, a
Michigan limited liability company, and its successors and permitted assigns.

                  "Incremental Overcollateralization Amount" means, at the time of determination, the result obtained by multiplying

                  (i) a fraction, the numerator of which is the Series [____] Nominal Liquidation Amount (calculated without including the Incremental Overcollateralization Amount), and the denominator of which is the Pool Balance on the last day of the preceding Collection Period

         by       (ii)     the excess, if any, of

                           (a) the sum of the Overconcentration Amount and the aggregate amount of Ineligible Receivables on that date

                  over     (b)    the aggregate amount of Ineligible
                                  Receivables and Receivables in Accounts
                                  containing Dealer Overconcentrations, in each case that became Defaulted
                                  Receivables during the preceding
                                  Collection Period and are not subject to reassignment from the CARCO Trust, unless insolvency events relating to DCWR or the Servicer as described in Section 9.01(b),
                                  (c), (d) or (e) of the Pooling and
                                  Servicing Agreement have occurred.

                  "Indenture" means the Indenture dated as of [______], 2002 between the Issuer and [_____], as Indenture Trustee, as amended and supplemented from time to time.

                  "Initial Dollar Principal Amount" means, with respect to the Series [___] Notes, $______.

                  "Initial Primary Overcollateralization Amount" means $[___], which is the product of (i) the Overcollateralization Percentage and (ii) the initial Nominal Liquidation Amount of the Series [___] Notes.

                  "Interest Funding Account" means the trust account designated as such and established pursuant to Section 5.01(a).

                  "Interest Payment Date" means the ________ day of each calendar month commencing _____ __, _____, or if such _________ day is not a Business Day, the next succeeding Business Day.

                  "Interest Period" means, with respect to any Interest Payment Date, the period from and including the previous Interest Payment Date (or in the case of the initial Interest Payment Date, from and including the Issuance Date) to but excluding such current Interest Payment Date.

                  "Investor Charge-Off" means, with respect to any Transfer Date, the aggregate amount, if any, by which the Series [___] Investor Default Amount, if any, for the preceding



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Monthly Period exceeds the Series [___] Available Interest Amount for such
Transfer Date available after giving effect to clauses (a), (b) and (c) of
Section 3.01.

                  "Investor Default Amount" is defined in the Series 2002-CC Supplement.

                  "Issuance Date" means _____ __, 200[_].

                  "Legal Maturity Date" means _____ __, ___.

                  "LIBOR" means, for any Interest Period, the London interbank offered rate determined in accordance with Section 3.16.

                  "LIBOR Determination Date" means, with respect to an Interest Period, the second London Business Day prior to the commencement of such Interest Period.

                  "London Business Day" means a day that is both a Business Day and a day on which banking institutions in the City of London, England are not required or authorized by law to be closed.

                  "Monthly Period" has the meaning set forth in the Indenture; provided, however, that with respect to this Indenture Supplement, the "first Monthly Period" means the period beginning on and including the Issuance Date and ending on and including ______ __, 200[__].

                  "Nominal Liquidation Amount of the Series [___] Notes" means, with respect to the [____ ] Notes, the amount calculated pursuant to
Section 3.12(a).

                  "Nominal Liquidation Amount Deficit" means, with respect to the Series [_____ ] Notes, the excess of the Adjusted Outstanding Dollar Principal Amount of the Series [___] Notes over the Nominal Liquidation Amount of the Series [___] Notes.

                  "Overcollateralization Amount" means, with respect to the Series [___] Notes, the amount calculated pursuant to Section 3.12(b). The initial Overcollateralization Amount is $[___].

                  "Overcollateralization Amount Deficit" means, with respect to the Series [ ] Notes, the excess of the aggregate of the reallocations and reductions made pursuant to Section 3.12(b)(ii)(C) and (D) over the aggregate amount of all reimbursements pursuant to Section 3.12(b)(ii)(B).

                  "Overcollateralization Percentage" means [___]% ; provided that the Overcollateralization percentage shall be [ ]% so as the long-term unsecured debt of [DaimlerChrysler AG] is less than "BBB-" by Standard & Poor's.

                  "Paying Agent" means, initially, [_______________________].

                  "PFA Earnings" means, with respect to each Transfer Date, the investment earnings on funds in the Principal Funding Account (net of investment expenses and losses) for



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the period from and including the immediately preceding Transfer Date to but excluding such Transfer Date.

                  "PFA Earnings Shortfall" means, for any Transfer Date, the excess, if any, of (a) the PFA Earnings Target for such Transfer Date over (b) the PFA Earnings for such Transfer Date.

                  "PFA Earnings Target" means, for any Transfer Date, with respect to any amount on deposit in the Principal Funding Account, the Dollar amount of interest that would have accrued on such deposit for the period from and including the preceding Transfer Date to but excluding such Transfer Date if it had borne interest at the related Series [___] Note Interest Rate.

                  "Pooling and Servicing Agreement" means the Amended and Restated Pooling and Servicing Agreement dated as of December 5, 2001 between DCWR, as seller, DCS, as servicer, and The Bank of New York as trustee, as amended, restated and supplemented from time to time.

                  "Primary Overcollateralization Amount" means the Overcollateralization Amount other than the portion thereof constituting the Incremental Overcollateralization Amount.

                  "Principal Funding Account" means the trust account designated as such and established pursuant to Section 5.01(a).

                  "Receivables Sales Proceeds" means, with respect to the Series [____ ] Notes, the proceeds of the sale of Receivables with respect to such class pursuant to Section 3.15. Receivables Sales Proceeds do not constitute Available Principal Amounts.

                  "Receivables Sales Proceeds Deposit Amount" means, with respect to the Series [____] Notes in respect of which the Trust has received Receivables Sales Proceeds, the amount of Receivables Sales Proceeds on deposit in the Principal Funding Account.

                  "Record Date" means, for any Payment Date, (i) if the Series [___] Notes are Global Notes, the day preceding such Payment Date and (ii) if the Series [___] Notes are definitive Notes, the last day of the calendar month ending before such Payment Date.

                  "Redemption Period" means the period from and including the date on which an Early Redemption Event occurs to but excluding the Series [___] Termination Date.

                  "Reference Banks" means four major banks in the London interbank market selected by the Calculation Agent.

                  "Required Primary Overcollateralization Amount" means, for any Transfer Date, the product of (i) the Overcollateralization Percentage and
(ii) the Nominal Liquidation Amount of the Series [ ] Notes after giving effect to allocations, deposits and payments to be made on such Transfer Date.

                  "Series [____] Account" is defined in Section 5.01(a).



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                  "Series [____] Available Amount" means, with respect to any
Transfer Date, the sum of the Series [___] Available Interest Amount and the Series [___] Available Principal Amount for such Transfer Date.

                  "Series [____] Available Interest Amount" means, with respect to any Transfer Date, the sum of (a) the Available Interest Amount allocated to Series [____] pursuant to Section 501 of the Indenture, and (b) any amounts to be treated as part of the Series [____] Available Interest Amount pursuant to Section 3.02(a).

                  "Series [_____] Available Interest Amount Shortfall" means, with respect to any Transfer Date, the excess, if any, of (a) the aggregate amount required to be applied pursuant to Sections 3.01(a) through (e) for any Transfer Date over (b) the Series [____] Available Interest Amount (excluding amounts to be treated as part of the Series [____ ] Available Interest Amount pursuant to Section 3.17(a)) for such Transfer Date; provided, however, that the Issuer, when authorized by an Officer's Certificate, may amend or otherwise modify this definition of Series Available Interest Amount Shortfall provided the Note Rating Agencies confirm in writing that the amendment or modification will not cause a Ratings Effect.

                  "Series [____] Available Principal Amount" means, with respect to any Transfer Date, the sum of (a) the Available Principal Amount allocated to Series [____] pursuant to Section 502 of the Indenture and (b) any amounts to be treated as part of the Series [____] Available Principal Amount pursuant to Section 3.01(d) or 3.01(e).

                  "Series [____] Expected Principal Payment Date" means [_______________].

                  "Series [____] Floating Allocation Percentage" means, with respect to any Transfer Date, the percentage equivalent, which shall never exceed 100%, of a fraction, the numerator of which is the Series [____] Nominal Liquidation Amount as of the day preceding such Transfer Date and the denominator of which is the sum of the series nominal liquidation amounts for all series of Notes (including Series [____]) on that day.

                  "Series [____] Investor Default Amount" means, with respect to any Transfer Date, the product of the Investor Default Amount with respect to such Transfer Date and the Series [____] Floating Allocation Percentage for such Transfer Date.

                  "Series [___] Monthly Interest" is defined in Section
3.01(b).

                  "Series [____] Nominal Liquidation Amount" means, at the time of determination, the amount equal to the sum of (i) the Nominal Liquidation Amount of the Series [___] Notes at such time and (ii) the Overcollateralization Amount at such time.

                  "Series [___] Note Interest Rate" means, with respect to an Interest Period, a rate per annum equal to LIBOR, as determined by the Calculation Agent on the related LIBOR Determination Date with respect to such Interest Period, plus ___%.

                  "Series [___] Noteholder" means a Person in whose name a Series [___] Note is registered in the Note Register or the bearer of any Series [___] Note in Bearer Note form (including a Global Note in bearer form), as the case may be.



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                  "Series [___] Notes" means any of the notes executed by the
Issuer and authenticated by or on behalf of the Indenture Trustee, substantially in the form of Exhibit A hereto.

                  "Series [____] Principal Allocation Percentage" means, with respect to any Transfer Date, the percentage equivalent, which shall never exceed 100%, of a fraction the numerator of which is the Series [____] Nominal Liquidation Amount as of the last day of the preceding Collection Period (or the Collection Period preceding the commencement of the Early Redemption Period or Accumulation Period, if applicable), and the denominator of which is the sum of the series nominal liquidation amounts for each series of notes (including Series [___]), provided, however, that for any series that is amortizing or accumulating principal, the series nominal liquidation amount of that series will be the series nominal liquidation amount as of the last day of the Collection Period prior to the commencement of such amortization or accumulation.

                  "Series [____] Servicing Fee" means, with respect to any Transfer Date, the pro rata portion of the Certificateholders Monthly Servicing Fee allocable to the Series [____] Notes based on the Series [____] Floating Allocation Percentage for such Transfer Date.

                  "Series [_____] Termination Date" means the earliest to occur of (a) the Principal Payment Date on which the Outstanding Dollar Principal Amount of the Series [_____] Notes is reduced to zero, (b) the Legal Maturity Date and (c) the date on which the Indenture is discharged and satisfied pursuant to Article VI thereof.

                  "Shared Excess Available Interest Amount" means, with respect to any Transfer Date with respect to any series of Notes, either (i) the Series [___] Available Interest Amount for such Transfer Date available after application in accordance with Sections 3.01(a) through (e) or (ii) the amounts allocated to the Notes of other series that the applicable Indenture Supplements for such series specify are to be treated as "Shared Excess Available Interest Amount."

                  "Shared Excess Available Principal Amount" means, with respect to any Transfer Date and any series of Notes, either (i) the Series [___] Available Principal Amount for such Transfer Date available after application in accordance with Section 3.05(c) or (ii) the amounts allocated to the Notes of other series that the Indenture Supplements for such series specify are to be treated as "Shared Excess Available Principal Amount."

                  "Telerate Page 3750" means the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying London interbank offered rates of major banks).

                  Section 1.02. Governing Law. THIS INDENTURE SUPPLEMENT WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.



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                  Section 1.03. Counterparts. This Indenture Supplement may be
executed in any number of counterparts, each of which so executed will be deemed to be an original, but all such counterparts will together constitute but one and the same instrument.

                  Section 1.04. Ratification of Indenture. As supplemented by this Indenture Supplement, the Indenture is in all respects ratified and confirmed and the Indenture as so supplemented by this Indenture Supplement shall be read, taken and construed as one and the same instrument.

                                  ARTICLE II

                                   The Notes

                  Section 2.01. Creation and Designation.

                  (a) There is hereby created a series of Notes to be issued pursuant to the Indenture and this Indenture Supplement to be known as "DaimlerChrysler Master Owner Trust Floating Rate Auto Loan Asset Backed Notes, Series [___]" or the "Series _____ Notes." The Series ______ Notes will be issued in [one] class.

                  (b) The Series [___ ] Notes shall not be subordinated to any other series of Notes.

                  Section 2.02. Form of Delivery; Depository; Denominations.

                  (a) The Series [_____] Notes shall be delivered in the form of global Registered Notes as provided in Sections 202 and 301(i) of the Indenture, respectively.

                  (b) The Depository for the Series [_____] Notes shall be The Depository Trust Company, and the Series [_____] Notes shall initially be registered in the name of Cede & Co., its nominee.

                  (c) The Series [_____] Notes will be issued in minimum denominations of $1,000 and integral multiples of that amount.

                  Section 2.03. Delivery and Payment. The Issuer shall execute and deliver the Series [_____] Notes to the Indenture Trustee for authentication, and the Indenture Trustee shall deliver the Series [_____] Notes when authenticated, each in accordance with Section 303 of the Indenture.

                                  ARTICLE III

                      Allocations, Deposits and Payments

                  Section 3.01. Allocations of Series [____] Available Interest Amount. On each Transfer Date, the Indenture Trustee will apply the Series [____] Available Interest Amount as follows:



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                  (a) first, if neither DCS nor any of its Affiliates is the
Servicer, to pay the Series [___] Servicing Fee plus any previously due and unpaid Series [___] Servicing Fee (to the extent it has not been waived by the Servicer for such Transfer Date) to the Servicer;

                  (b) second, to deposit to the Interest Funding Account an amount equal to the product of (i)(A) a fraction, the numerator of which is [the actual number of days in the related Interest Period and the denominator of which is 360], times (B) the Series [___] Note Interest Rate applicable to the related Interest Period, times (ii) the Outstanding Dollar Principal Amount of the Series [___] Notes determined as of the Record Date preceding the related Transfer Date (the "Series [___] Monthly Interest"), plus an amount equal to the excess, if any, of the aggregate amount accrued pursuant to this Section 3.01(b) as of prior Interest Periods over the aggregate amount of interest paid to the Series [ ] Noteholders pursuant to this Section 3.01(b) in respect of such prior Interest Periods;

                  (c) third, if DCS or any of its Affiliates is the Servicer, to pay the Series [____] Servicing Fee plus any previously due and unpaid Series [___] Servicing Fee (to the extent it has not been waived by the Servicer for such Transfer Date) to the Servicer;

                  (d) fourth, to be treated as part of the Series [____ ] Available Principal Amount for application in accordance with Section 3.05 in an amount equal to the Series [____] Investor Default Amount, if any, for the preceding Monthly Period;

                  (e) fifth, to be treated as part of the Series [___] Available Principal Amount for application in accordance with Section 3.05 in an amount equal to the sum of (x) the Nominal Liquidation Amount Deficit, if any, and (y) the Overcollateralization Amount Deficit, if any;

                  (f) sixth, to be treated as Shared Excess Available Interest Amount for application in accordance with Section 3.17; and

                  (g) seventh, to the Issuer.

                  Section 3.02. Amounts to be Treated as Series [____] Available Interest Amount; Other Deposits to the Interest Funding Account. The following deposits and payments will be made on the following dates:

                  (a) Amounts to be Treated as Series [___] Available Interest Amount. In addition to the Available Interest Amount allocated to Series [___] pursuant to Section 501 of the Indenture, the following amounts shall be treated as part of the Series [___] Available Interest Amount for application in accordance with this Article III:

                  (i) PFA Earnings Shortfall. The aggregate amount allocable to Series [ ] pursuant to Section 4.01(c) of the Series 2002-CC Supplement will be treated as part of the Series [___ ] Available Interest Amounts for such Transfer Date.

                  (ii) Account Earnings. Any PFA Earnings for any Transfer Date will be treated as part of the Series [___] Available Interest Amount for such Transfer Date.


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                  (iii) Shared Excess Available Interest Amounts. Any Shared
         Excess Available Interest Amounts allocable to Series [___] will be treated as part of the Series [___] Available Interest Amounts pursuant to Section 3.17(a).

                  (b) Receivables Sales Proceeds. Receivables Sales Proceeds received by the Issuer pursuant to Section 3.15(c)(ii) for the Series [____] Notes will be deposited into the applicable Interest Funding Account on the date of receipt by the Issuer.

                  Section 3.03. Allocations of Reductions from Investor Charge-Offs to the Overcollateralization Amount and the Nominal Liquidation Amount of the Series [ ] Notes. On each Transfer Date when there is an Investor Charge-Off with respect to the related Monthly Period, such Investor Charge-Off will be allocated on that date to the Overcollateralization Amount and the Nominal Liquidation Amount of the Series [____] Notes as set forth in this Section.

                  (a) First, the amount of such Investor Charge-Off will be allocated to the Overcollateralization Amount in an amount equal to lesser of
(i) such Investor Charge-Off and (ii) the Overcollateralization Amount (computed prior to giving effect to such Investor Charge-Off and any reallocation of Series [__] Available Principal Amount on such date). In such case, the Overcollateralization Amount will be reduced by an amount equal to the portion of such Investor Charge-Off that is allocated to the Overcollateralization Amount pursuant to this clause (a); provided, however, that no such allocation will reduce the Overcollateralization Amount below zero.

                  (b) Second, the amount of such Investor Charge-Off remaining after giving effect to clause (a) above will be allocated to the Series [ ] Notes in an amount equal to the lesser of (i) the excess, if any, of the Investor Charge-Off for such Transfer Date Period over the amount of the reduction of the Overcollateralization Amount pursuant to clause (a) above and
(ii) the Nominal Liquidation Amount of the Series [ ] Notes (computed prior to giving effect to any reallocations of Series [__] Available Principal Amounts on such date). In such case, the Nominal Liquidation Amount of the Series [___] Notes will be reduced by an amount equal to the portion of such Investor Charge-Off that is allocated to the Series [___] Notes pursuant to this clause
(b); provided, however, that no such allocation will reduce the Nominal Liquidation Amount of the Series [___] Notes below zero.

                  Section 3.04. Allocations of Reimbursements of Nominal Liquidation Amount Deficit and Overcollateralization Amount Deficit. If, as of any Transfer Date, there is any Series [___] Available Interest Amount available pursuant to Section 3.01(e) to reimburse any Nominal Liquidation Amount Deficit or Overcollateralization Amount Deficit as of such Transfer Date, such funds will be allocated as follows:

                  (a) first, to the Nominal Liquidation Amount of the Series [___] Notes, but in no event will the Nominal Liquidation Amount of the Series [___] Notes be increased above the Adjusted Outstanding Dollar Principal Amount of the Series [___] Notes; and

                  (b) second, to the Overcollateralization Amount, but in no event will the Overcollateralization Amount be increased above the initial Overcollateralization Amount calculated as if there had been no reduction of the Overcollateralization Amount pursuant to Section 3.03 or 3.06.

                  Section 3.05. Application of Series [_] Available Principal Amount. On each Transfer Date, the Indenture Trustee will apply the Series [____] Available Principal Amount as follows:

                  (a) first, with respect to each Monthly Period, if after giving effect to deposits to be made with respect to such Transfer Date pursuant to Section 3.01(b), the Series [___] Notes have not received the full amount targeted to be deposited pursuant to Section 3.01(b) with respect to that Transfer Date, then the Series [___] Available Principal Amount will be allocated to the Interest Funding Account in an amount equal to the lesser of the following amounts:

                           (i) the amount of the deficiency in such targeted amount to be deposited into the Interest Funding Account; and

                           (ii)  the Series [    ] Nominal Liquidation Amount
        (determined after giving effect to the application of the Investor Charge-Off pursuant to Section 3.03);

                  (b) second, if Series [___] is in its Accumulation Period or an Early Redemption Period, to make the targeted deposit to the Principal Funding Account pursuant to Section 3.07; and

                  (c) third, if Series [ ] is not in its Accumulation Period or an Early Redemption Period, any remaining Series [ ] Available Principal Amount (after giving effect to clauses (a) and (b) above) will be treated as Shared Excess Principal Amount; and

                  (d) fourth, to the Issuer for reinvestment in the Investor Interest in the Collateral Certificate.

                  Section 3.06. Computation of Reductions to the Nominal Liquidation Amount of the Series [ ] Notes and the Overcollateralization Amount from Reallocations of Series [___] Available Principal Amounts.

                  (a) Each reallocation of a portion of the Series [____] Available Principal Amount that is deposited to the Interest Funding Account pursuant to Section 3.05(a) will reduce the Overcollateralization Amount; provided, however, that such reduction shall not exceed the Overcollateralization Amount (after giving effect to any reductions pursuant to Section 3.03 for Investor Charge-Offs).

                  (b) Each reallocation of a portion of the Series [____] Available Principal Amount that is deposited to the Interest Funding Account pursuant to Section 3.05(a) in excess of the amounts applied pursuant to clause (a) above that reduce the Overcollateralization Amount to zero will reduce the Nominal Liquidation Amount of the Series [ ] Notes; provided, however, that the amount of such reduction shall not exceed the Nominal Liquidation Amount of the Series [ ] Notes (after giving effect to any reductions pursuant to Section 3.03 for Investor Charge-Offs).

                  Section 3.07. Targeted Deposits of Series [_] Available Principal Amounts to the Principal Funding Account. The Series [___] Available Principal Amount that is targeted to be deposited into the Principal Funding Account with respect to any Transfer Date will be (i) the amount determined pursuant to clause [(a), (b) or (c)] below for such Monthly Period, as applicable, or if more than one such clause is applicable, the highest amount determined pursuant to any one of such clauses, and (ii) any targeted deposit pursuant to clause (i) for any prior Transfer Date to the extent not previously deposited, but in no case more than the Nominal Liquidation Amount of the Series [ ] Notes (computed immediately before giving effect to such deposit but after giving effect to any reductions thereof due to any Investor Charge-Offs and any reallocations of the Series [____] Available Principal Amount on such date).

                  [(a)Principal Payment Date. With respect to the Transfer Date immediately preceding each Principal Payment Date, the targeted deposit for the Series [____] Notes is equal to the Series [___] Nominal Liquidation Amount as of the close of business on the last day of the preceding Monthly Period (determined after giving effect to any reductions thereof due to any Investor Charge-Offs and any reallocations, payments or deposits of Series [___] Available Principal Amounts on such Transfer Date).]

                  [(b)Budgeted Deposits. Subject to Section 3.07(c), with respect to each Transfer Date, beginning with the Accumulation Commencement Date, the targeted deposit to be made into the Principal Funding Account will be the Controlled Deposit Amount for the related Payment Date.]

                  (c) Event of Default, Early Redemption Event, Other Optional or Mandatory Redemption. If the Series [____] Notes have been accelerated during a Monthly Period after the occurrence of an Event of Default, or if an Early Redemption Event with respect to the Series [____] Notes occurs during a Monthly Period, or with respect to the Monthly Period immediately preceding any other date fixed for any other optional or mandatory redemption of the Series [____] Notes, the targeted deposit for the Series [____] Notes with respect to the next Transfer Date and each following Transfer Date is equal to the Nominal Liquidation Amount of the Series [____] Notes as of the close of business on the last day of the preceding Monthly Period (taking into effect any reallocations, payments or deposits on the following Transfer Date).

                  Section 3.08. Amounts to be Treated as Series [___] Available Principal Amounts; Other Deposits to Principal Funding Account. The following deposits and payments will be made on the following dates:

                  (a) Amounts to be Treated as Series [___] Available Principal Amount. In addition to the Available Principal Amount allocated to the Series [___] pursuant to Section 502 of the Indenture, any portion of the Series [___] Available Interest Amount that is allocated pursuant to Section 3.01(d) or 3.01(e) shall be treated as part of the Series [___] Available Principal Amount for application in accordance with Section 3.05.

                  (b) Receivables Sale Proceeds. Receivables Sales Proceeds applied pursuant to Section 3.15(c)(i) for the Series [____] Notes will be deposited into the Principal Funding Account on the date of receipt by the Issuer.

                  Section 3.09. Withdrawals from Interest Funding Account. Withdrawals made pursuant to this Section 3.09 with respect to the Series [____] Notes will be made from the Interest Funding Account only after all allocations and reallocations have been made pursuant to Sections 3.02 and
3.05. Such withdrawals will be limited to the amount then on deposit in the Interest Funding Account.

                  (a) Withdrawals for Series [___] Notes. On each Interest Payment Date, any amount on deposit in the Interest Funding Account for the Series [___] Notes shall be paid to the Paying Agent.

                  (b) Payment to the Issuer. After payment in full of the Series [____] Notes, any amount remaining on deposit in the Interest Funding Account will be paid to the Issuer.

                  If the aggregate amount available for withdrawal from the Interest Funding Account is less than all withdrawals required to be made from the Interest Funding Account, then the aggregate amount on deposit will be withdrawn and, if payable to more than one Person, applied pro rata based on the respective amounts of the withdrawals required to be made.

                  Section 3.10. Withdrawals from Principal Funding Account. Withdrawals made pursuant to this Section 3.10 with respect to the Series [____] Notes will be made from the Principal Funding Account only after all allocations and reallocations have been made pursuant to Sections 3.07 and
3.08. In no event will the amount of the withdrawal be more than the amount then on deposit in the applicable Principal Funding Account.

                  (a) Withdrawals for the Series [___] Notes. On each Principal Payment Date, any amount on deposit in the Principal Funding Account shall be paid to the Paying Agent.

                  (b) Payment to the Issuer. Upon payment in full of the Series [___] Notes, any remaining amount on deposit in the Principal Funding Account will be paid to the Issuer.

                  If the aggregate amount available for withdrawal from the Principal Funding Account is less than all withdrawals required to be made from that Principal Funding Account, then the amounts on deposit will be withdrawn and, if payable to more than one Person, applied pro rata based on the amounts of the respective withdrawals required to be made.

                  Section 3.11. Limit on Repayment of the Series [ ] Notes. No amounts on deposit in the Principal Funding Account will be applied to pay principal of the Series [ ] Notes in excess of the then highest Outstanding Dollar Principal Amount of the Series [ ] Notes.

                  Section 3.12. Calculation of Nominal Liquidation Amount of Series [___] Notes and Overcollateralization Amount.

                  (a) On or prior to each Transfer Date the Issuer shall calculate the Nominal Liquidation Amount of the Series [___] Notes, which shall be the following amount:

                  (i) as of the Issuance Date, the Initial Dollar Principal Amount of the Series [___] Notes; and

                  (ii)     thereafter, an amount equal to, without duplication:

                           (A) the Nominal Liquidation Amount of the Series [___] Notes immediately after the prior date of determination; plus

                           (B) the share of all reimbursements of the Nominal Liquidation Amount Deficit pursuant to Section 3.01(e) that is allocated to the Series [ ] Notes pursuant to Section 3.04(a) since the prior date of determination; minus

                           (C) the share of all reallocations of the Series [___] Available Principal Amount pursuant to Section 3.05(a) that is allocated to the Series [ ] Notes pursuant to
                  Section 3.06(b) since the prior date of determination; minus

                           (D) the amount of the reduction of the Nominal Liquidation Amount of the Series [ ] Notes resulting from an allocation of an Investor Charge-Off pursuant to Section 3.03(b) since the prior date of determination; minus

                           (E) the amount deposited in the Principal Funding Account (after giving effect to any deposits, allocations, reallocations or withdrawals to be made on that day) since the prior date of determination;

provided, however, that (1) the Nominal Liquidation Amount of the Series [___] Notes may never be less than zero, (2) the Nominal Liquidation Amount of the Series [___] Notes may never be greater than the Adjusted Outstanding Dollar Principal Amount of the Series [___] Notes and (3) if the Series [ ] Notes has caused a sale of Receivables pursuant to Section 3.15, then the Nominal Liquidation Amount of Series [___] Notes the Series [ ] will be zero.

                  (b) On or prior to each Transfer Date the Issuer shall calculate the Overcollateralization Amount, which shall be the following amount:

                  (i) as of the date of issuance of the Series [___] Notes, the initial Overcollateralization Amount; and

                  (ii)     thereafter, an amount equal to, without duplication:

                           (A) the Primary Overcollateralization Amount of the Series [___] Notes immediately after the prior date of determination; plus

                           (B)  the share of all reimbursements of the
                  Overcollateralization Amount Deficit pursuant to Section 3.01(e) that is allocated to the Overcollateralization Amount pursuant to Section 3.04(b) since the prior date of determination; minus

                           (C) the share of all reallocations of the Series [___] Available Principal Amount pursuant to Section 3.05(a) that is allocated to the Overcollateralization Amount pursuant to Section 3.06(a) since the prior date of determination; minus

                           (D)  the amount of the reduction of the
                  Overcollateralization Amount resulting from an allocation of Investor Charge-Offs pursuant to Section 3.03(a) since the prior date of determination; plus

                           (E)  the Incremental Overcollateralization Amount;

provided, however, that the Overcollateralization Amount shall never be less than zero.

                  Section 3.13. Netting of Deposits and Payments. The Issuer, in its sole discretion, may make all deposits to the Interest Funding Account and the Principal Funding Account pursuant to Sections 3.01 and 3.07 with respect to any Transfer Date net of, and after giving effect to, (a) all reallocations to be made pursuant to Section 3.07 and (b) all payments to the Issuer pursuant to Section 3.05.

                  Section 3.14. Payments to Noteholders.

                  (a) All payments of principal, interest or other amounts to Holders of the Series [____] Notes will be made pro rata based on the Stated Principal Amount of their Series [____] Notes.

                  (b) Any installment of interest or principal, if any, payable on any Series [____] Note which is punctually paid or duly provided for by the Issuer and the Indenture Trustee on the applicable Interest Payment Date or Principal Payment Date shall be paid by the Paying Agent to the Person in whose name such Series [____] Note (or one or more Predecessor Notes) is registered on the Record Date, by wire transfer of immediately available funds to such Person's account as has been designated by written instructions received by the Paying Agent from such Person not later than the close of business on the third Business Day preceding the date of payment or, if no such account has been so designated, by check mailed first-class, postage prepaid to such Person's address as it appears on the Note Register on such Record Date, except that (i) with respect to Notes registered on the Record Date in the name of the nominee of Cede & Co., payment shall be made by wire transfer in immediately available funds to the account designated by such nominee and (ii) with regard to any payments of interest or principal made pursuant to Section 3.09(b) or Section 3.10(b), respectively, payment shall be made by wire transfer in immediately available funds to the account designated by the Issuer.

                  (c) The right of the Series [____] Noteholders to receive payments from the Issuer will terminate on the first Business Day following the Series [____] Termination Date.

                  Section 3.15.  Sale of Receivables for Accelerated Notes.

                  (a) (i) If the Series [____] Notes has been accelerated pursuant to Section 702 of the Indenture following an Event of Default, the Indenture Trustee may, and at the direction of the Majority Holders of the Series [____] Notes will, cause the CARCO Trust to sell Principal Receivables and the related Non-Principal Receivables (or interests therein) in an amount up to the Series [___] Nominal Liquidation Amount plus any past due interest on the Series [___] Notes.

                  (ii) Such a sale will be permitted only if at least one of the following conditions is met:

                           (A) the Holders of Series [ ] Notes evidencing at
                  least 90% of the aggregate Outstanding Dollar Principal Amount of the Series [____] Notes consent; or

                           (B) the net proceeds of such sale plus amounts in
                  deposit in the Principal Funding Account would be sufficient to pay all amounts due on the Series [____] Notes; or

                           (C) if the Indenture Trustee determines that the
                  funds to be allocated to the Series [ ] Notes, including (1) Series [ ] Available Interest Amounts and (2) amounts on deposit on an ongoing basis to make payments on the Series [ ] Notes as such payments would have become due if such obligations had not been declared due and payable, are not likely to be sufficient to make payments on the Series [___] Notes when due and Holders of Series [ ] Notes evidencing at least 66o 2/3% of the Outstanding Dollar Principal Amount of the Series [ ] Notes consent to such sale;

                  (b) If the Nominal Liquidation Amount of the Series [____] Notes is greater than zero on the Legal Maturity Date (after giving effect to deposits and distributions otherwise to be made on the Legal Maturity Date), the Issuer will cause the CARCO Trust to sell Principal Receivables and the related Non-Principal Receivables on the Legal Maturity Date in an amount up to the Series [___] Nominal Liquidation Amount plus any past due interest on the Series [ ] Notes.

                  (c) Sales proceeds received with respect to the Series [____] Notes pursuant to clause (b) will be allocated in the following priority:

                  (i) first, to be deposited in the Principal Funding Account, an amount up to the Adjusted Outstanding Dollar Principal Amount of the Series [___] Notes immediately before giving effect to such deposit; and

                  (ii) second, to be deposited in the Interest Funding Account, the balance of such sales proceeds.

                  (d) Any amount remaining on deposit in the Interest Funding Account after a sale of Receivables pursuant to this Section 3.15 after final payment of the Series [___] Notes pursuant to Section 503 of the Indenture, will be treated as part of the Series [____] Available Interest Amount.

                  Section 3.16. Calculation Agent; Determination of LIBOR.

                  (a) The Issuer hereby agrees that for so long as any Series [____] Notes are Outstanding, there shall at all times be an agent appointed to calculate LIBOR for each Interest Period (the "Calculation Agent"). The Issuer hereby initially appoints the Indenture Trustee as the Calculation Agent for purposes of determining LIBOR for each Interest Period. The

Calculation Agent may be removed by the Issuer at any time. If the Calculation Agent is unable or unwilling to act as such or is removed by the Issuer, or if the Calculation Agent fails to determine LIBOR for an Interest Period, the Issuer shall promptly appoint a replacement Calculation Agent that does not control or is not controlled by or under common control with the Issuer or its Affiliates. The Calculation Agent may not resign its duties, and the Issuer may not remove the Calculation Agent, without a successor having been duly appointed.

                  (b) On each LIBOR Determination Date, the Calculation Agent shall determine LIBOR to equal the offered rate for Unites States dollar deposits for one month that appears on Telerate Page 3750 as of 11:00 AM., London time, on the second LIBOR Business Day prior to the Interest Period. If that rate appears no Telerate Page 3750, LIBOR will be that rate. If on any LIBOR Determination Date the offered rate does not appear on Telerate page 3750, the Calculation Agent will request each of the Reference Banks, to provide the Calculation Agent with its offered quotation for United States dollar deposits for one month to prime banks interbank market as of 11:00A.M., London time, on the date. If at least two Reference Banks provide Calculation Agent with the offered quotations, LIBOR on the date will e the arithmetic mean, rounded upwards, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, of all the quotations. If on the date fewer LIBOR on that date will be the arithmetic mean, rounded upwards, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, of the offered per annum rtes that one or more leading banks in The City of New York selected by the Calculation Agent are quoting as of 11:00 A.M., New York City time, on that date to leading quoting as described above, LIBOR for that date will be LIBOR applicable to the Interest Period.

                  (c) The Series [___] Note Interest Rate, applicable to the then current and the immediately preceding Interest Periods, may be obtained by telephoning the Indenture Trustee at its corporate trust office at (212) or such other telephone number as shall be designated by the Indenture Trustee for such purpose by prior written notice by the Indenture Trustee to each Noteholder from time to time.

                  (d) On each LIBOR Determination Date, the Calculation Agent shall send to the Indenture Trustee and the Beneficiary, by facsimile transmission, notification of LIBOR for the following Interest Period.

                  Section 3.17. Excess Available Interest Amounts Sharing.

                  (a) Shared Excess Available Interest Amounts allocable to Series [___] on any Transfer Date shall be treated as part of the Series [____] Available Interest Amount for such Transfer Date.

                  (b) The Shared Excess Available Interest Amount allocable to Series [____] with respect to any Transfer Date shall mean an amount equal to the Series Available Interest Amounts Shortfall, if any, with respect to Series [____] for such Transfer Date; provided, however, that if the aggregate amount of Shared Excess Available Interest Amounts for all series of Notes for such Transfer Date is less than the Aggregate Series Available Interest Amounts Shortfall for such Transfer Date, then the Shared Excess Available Interest Amount allocable to Series [____] on such Transfer Date shall equal the product of (i) Shared Excess Available

Interest Amounts for all series of Notes and (ii) a fraction, the numerator of which is the Series Available Interest Amounts Shortfall with respect to Series [____] for such Transfer Date and the denominator of which is the aggregate amount of Aggregate Series Available Interest Amounts Shortfall for all series of Notes for such Transfer Date.

                  Section 3.18. Excess Available Principal Amounts Sharing.

                  (a) The Shared Excess Available Principal Amount allocable to Series [___] on any Transfer Date shall be treated as Series [___] Available Principal Amounts for such Transfer Date.

                  (b) The Shared Excess Available Principal Amount allocable to Series [___] with respect to any Transfer Date shall mean an amount equal to the Series Available Principal Amount Shortfall, if any, with respect to Series [___] for such Transfer Date; provided, however, that if the aggregate amount of Shared Excess Available Principal Amounts for all series of Notes for such Transfer Date is less than the Aggregate Series Available Principal Amounts Shortfall for such Transfer Date, then Shared Excess Available Principal Amounts allocable to Series [___] on such Transfer Date shall equal the product of (i) Shared Excess Available Principal Amounts for all series of Notes and (ii) a fraction, the numerator of which is the Series Available Principal Amounts Shortfall with respect to Series [___] for such Transfer Date and the denominator of which is the aggregate amount of Aggregate Series Available Principal Amounts Shortfall for all series of Notes for such Transfer Date.

                  Section 3.19. Computation of Interest.

                  (a) Unless otherwise provided as contemplated in Section 301 of the Indenture, interest on the Series [ ] Notes shall be computed on the basis of a 360-day year and the actual number of days elapsed in the related Interest Period.

                  (b) Unless otherwise specified in this Indenture Supplement, interest for any period will be calculated from and including the first day of such period, to but excluding the last day of such period.

                  Section 3.20. Variable Accumulation Period.

                  The Issuer, acting directly or through the Administrator, may elect, by written notice to the Indenture Trustee and the Beneficiary, to delay, from time to time, the commencement of the Accumulation Period, and extend the length of the Revolving Period, subject to the conditions set forth in this Section 3.20; provided, however, that the Accumulation Period shall commence no later than the first day of the Monthly Period related to the Series [ ] Expected Final Payment Date. Any such election by the Issuer shall be made not later than the first day of the last scheduled Monthly Period of the Revolving Period (including any prior extension of the Revolving Period pursuant to this Section 3.20).

                  The Issuer may make such election only if he following conditions are satisfied:

                  (i) the Issuer shall have delivered to the Indenture Trustee a certificate to the effect that the Issuer reasonably believes that the delay in the commencement of the

         Accumulation Period would not result in the Outstanding Dollar Principal Amount of the Series [ ] Notes not being paid in full on the Series [ ] Expected Principal Payment Date;

                  (ii) the Note Rating Agencies shall have advised the Issuer that such election to delay the commencement of the Accumulation Period would not cause the rating of any class of any series of Notes then outstanding to be lowered or withdrawn; and

                  (iii) the amount to be deposited in the Principal Funding Account in respect of Controlled Accumulation Amount shall have been adjusted.

Notwithstanding anything herein or in the Indenture to the contrary, the Administrator may, on behalf of the Issuer, (i) perform all such calculations as are necessary to determine whether the Accumulation Period may be delayed pursuant to this Section 3.20 and (ii) elect to delay the Accumulation Period pursuant to this Section 3.20.

                                  ARTICLE IV

                           Early Redemption of Notes

                  Section 4.01. Early Redemption Events. In addition to the events identified as Early Redemption Events in Section 1201 of the Indenture, each of the following events will also be an Early Redemption Event with respect to the Series [____] Notes:

(1) failure on the part of DCWR, the Servicer or DCS (if DCS is no longer the Servicer), as applicable,

         (a) to make any payment or deposit required by the Pooling and Servicing Agreement or the Receivables Purchase Agreement, including but not limited to any Transfer Deposit Amount or Adjustment Payment, on or before the date occurring two Business Days after the date that payment or deposit is required to be made; or

         (b) to deliver a Distribution Date Statement on the date required under the Pooling and Servicing Agreement, or within the applicable grace period which will not exceed five business days; or

         (c) to comply with its covenant in the Pooling and Servicing Agreement not to create any lien on a Receivable; or

         (d) to observe or perform in any material respect any other covenants or agreements set forth in the Pooling and Servicing Agreement or the Receivables Purchase Agreement, which failure continues unremedied for a period of 45 days after written notice of that failure in accordance with the Pooling and Servicing Agreement;

(2) any representation or warranty made by DCS, as seller, in the Receivables Purchase Agreement or by DCWR in the Pooling and Servicing Agreement or any information required to be given by DCWR to the Trustee to identify the Accounts proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and as a result the interests of the Certificateholders are materially and adversely affected. An Early Redemption Event, however, shall not be deemed to occur if DCWR has repurchased the related Receivables or all of the Receivables, if applicable, during that period in accordance with the provisions of the Pooling and Servicing Agreement;

(3)      the occurrence of any event specified in the Section 9.01(c), (d) or
         (e) of the Pooling and Servicing Agreement relating to DCS or DaimlerChrysler;

(4) a failure by DCWR to convey Receivables in Additional Accounts to the CARCO Trust within five Business Days after the day on which it is required to convey those Receivables under the Pooling and Servicing Agreement;

(5) on any Transfer Date, the [Primary] Overcollateralization Amount for the next Payment Date will be reduced to an amount less than the Required Primary Overcollateralization Amount on that Transfer Date after giving effect to the distributions to be made on the next Payment Date; provided that, for the purpose of determining whether an Early Redemption Event has occurred pursuant to this clause (5), any reduction of the Primary Overcollateralization Amount resulting from reallocations of the Series [ ] Available Principal Amounts to pay interest on the Series [ ] Notes in the event LIBOR is equal to or greater than the prime rate upon which interest on the Receivables is calculated on the applicable LIBOR Determination Date will be considered an Early Redemption Event only if LIBOR remains equal to or greater than such prime rate for the next 30 consecutive days following such LIBOR Determination Date ;

(6)      any Service Default occurs;

(7) on any Determination Date, as of the last day of the preceding Collection Period, the aggregate amount of Principal Receivables relating to Used Vehicles exceeds 20% of the Pool Balance on that last day;

(8) on any Determination Date, the average of the Monthly Payment Rates for the three preceding Collection Periods is less than 20%;

(9) the Outstanding Dollar Principal Amount of the Series [___] Notes is not repaid by the Series [___] Expected Principal Payment Date;

(10) the Issuer becomes an investment company within the meaning of the Investment Company Act of 1940; and

(11)     the occurrence of an Event of Default with respect of the Series [  ]
         Notes.

                  In the case of any event described in clause (1), (2) or (6) above, an Early Redemption Event with respect to Series [ ] will be deemed to have occurred only if, after the applicable grace period described in such clause, if any, either the Indenture Trustee or Series [ ] Noteholders holding Series [ ] Notes evidencing more than 50% of the Outstanding Dollar Principal Amount of the Series [ ] Notes by written notice to the Seller, the Servicer, the Trustee and the Indenture Trustee, if given by Series [ ] Noteholders, declare that an Early Redemption

Event has occurred as of the date of that notice. In the case of any Early Redemption Event described in the prospectus or any event described in clause
(3), (4), (5), (7), (8), (9), (10) or (11) above, an Early Redemption Event with respect to Series [ ] will be deemed to have occurred without any notice or other action on the part of the Trustee or the Series [ ] Noteholders immediately upon the occurrence of that event.

                                   ARTICLE V

                           Accounts and Investments

                  Section 5.01. Accounts.

                  (a) Accounts; Deposits to and Distributions from Accounts. On or before the Issuance Date, the Indenture Trustee will cause to be established and maintained two Qualified Accounts denominated as follows: the "Interest Funding Account" and the "Principal Funding Account" (collectively, the "Series [_] Accounts") in the name of the Indenture Trustee, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Series [____] Noteholders. The Series [____] Accounts constitute Supplemental Accounts and shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Series [____] Noteholders. If, at any time, the institution holding any Series [____ ] Account ceases to be a Qualified Institution, the Issuer will within ten (10) Business Days (or such longer period, not to exceed thirty (30) calendar days, as to which each Note Rating Agency may consent) establish a new applicable Series [____] Account, that is a Qualified Account and shall transfer any cash and/or investments to such new Series [____] Account. From the date such new Series [____] Account is established, it will be a Series [_____ ] Account, bearing the name of the Series [____] Account it has replaced.

                  (b) All payments to be made from time to time by the Indenture Trustee to Series [____] Noteholders out of funds in the Series [____ ] Accounts pursuant to this Indenture Supplement will be made by the Indenture Trustee to the Paying Agent not later than 12:00 noon on the applicable Interest Payment Date or Principal Payment Date but only to the extent of funds in the applicable Account or as otherwise provided in Article III.

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture Supplement to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                             DAIMLERCHRYSLER MASTER OWNER TRUST,

                             By: DaimlerChrysler Wholesale Receivables LLC,
                             as Beneficiary and not in its individual capacity



                             By:_______________________________________________
                                Name:
                                Title:
                                Attest:

                             [______________________], as Indenture Trustee
                             and not in its individual capacity


                             By:_______________________________________________
                                Name:
                                Title:
                                Attest:

                                                     INDENTURE SUPPLEMENT
                                                                EXHIBIT A
                                                                ---------


                          [FORM OF] SERIES [___] NOTE

                  UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF COVENANTS AND AGREES THAT IT WILL NOT AT ANY TIME INSTITUTE AGAINST THE ISSUER, DAIMLERCHRYSLER WHOLESALE RECEIVABLES LLC OR THE CARCO MASTER AUTO LOAN TRUST, OR JOIN IN ANY INSTITUTION AGAINST THE ISSUER, DAIMLERCHRYSLER WHOLESALE RECEIVABLES LLC OR THE CARCO MASTER AUTO LOAN TRUST, OF, ANY BANKRUPTCY PROCEEDINGS UNDER ANY UNITED STATES FEDERAL OR STATE BANKRUPTCY OR SIMILAR LAW IN CONNECTION WITH ANY OBLIGATIONS RELATING TO THE NOTES OR THE INDENTURE.

                  THE HOLDER OF THIS NOTE, BY ACCEPTANCE OF THIS NOTE, AND EACH HOLDER OF A BENEFICIAL INTEREST IN THIS NOTE, BY THE ACQUISITION OF A BENEFICIAL INTEREST THEREIN, AGREE TO TREAT THE NOTES AS INDEBTEDNESS OF DAIMLERCHRYSLER WHOLESALE RECEIVABLES LLC FOR APPLICABLE FEDERAL, STATE, AND LOCAL INCOME AND FRANCHISE TAX LAW AND FOR PURPOSES OF ANY OTHER TAX IMPOSED ON OR MEASURED BY INCOME.

REGISTERED                                                          $_________
No. __                                                    CUSIP NO. __________


                      DAIMLERCHRYSLER MASTER OWNER TRUST

           FLOATING RATE AUTO LOAN ASSET BACKED NOTES, SERIES [___]

                  DaimlerChrysler Master Owner Trust, a statutory business trust created under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to CEDE & CO., or registered assigns, subject to the following provisions, a principal sum of _______________________ payable on the __________ ____ Payment Date (the
"Expected Principal Payment Date"), except as otherwise provided below or in the Indenture; provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the _________ ____ Payment Date (the "Legal Maturity Date"). Interest will accrue on this Note from each Interest Payment Date (or, in the case of the first Interest Payment Date, from the date of issuance of this Note) to but excluding the following Interest Payment Date. Interest will be computed on the basis of a 360-day year and the actual number of days elapsed. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

                  The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

                  Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

                  Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer.

                      DAIMLERCHRYSLER MASTER OWNER TRUST,
                       as Issuer

                      By:  DAIMLERCHRYSLER WHOLESALE
                           RECEIVABLES LLC, not in its individual capacity
                           but solely as Beneficiary under the Trust Agreement



                      By:______________________________
                         Name:
                         Title:



                      Date:   _______ __, 200[  ]

               INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                  This is one of the Notes designated above and referred to in the within-mentioned Indenture.

                      [______________________], not in its individual
                        capacity but solely as Indenture Trustee



                      By:__________________________________
                         Name:
                         Title:



                      Date:    ____________ __, 200[  ]

                               [REVERSE OF NOTE]

                  This Series [___] Note is one of the Notes of a duly authorized issue of Notes of the Issuer, designated as its Floating Rate Auto Loan Asset Backed Notes, Series [ ] (herein called the "Notes"), all issued under an Indenture dated as of ________ __, 2002 (such indenture, as supplemented or amended, is herein called the "Indenture"), as supplemented by an Indenture Supplement dated as of ______ __, 200[ ] (the "Indenture Supplement"), between the Issuer and [_________________], as indenture trustee (the "Indenture Trustee", which term includes any successor Indenture Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Notes. The Notes are subject to all terms of the Indenture and the Indenture Supplement. All terms used in this Note that are defined in the Indenture or the Indenture Supplement, each as supplemented or amended, shall have the meanings assigned to them in or pursuant to the Indenture or the Indenture Supplement, as so supplemented or amended.

                  The Notes are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture.

                  Principal of the Notes will be payable on the Expected Principal Payment Date in an amount described on the face hereof.

                  As described above, the entire unpaid principal amount of this Note shall be due and payable on the Legal Maturity Date. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes may be due and payable following an Event of Default in the manner provided in Section 702 of the Indenture; provided, however, that such acceleration of the entire unpaid principal amount of the Notes may be rescinded by the holders of not less than a majority of the Outstanding Dollar Principal Amount of the Notes. All principal payments on the Notes shall be made pro rata to the Noteholders entitled thereto.

                  On any day occurring on or after the date on which the aggregate Nominal Liquidation Amount of the Series [____] Notes is reduced to less than [ ]% of its Initial Dollar Principal Amount, the Servicer has the right, but not the obligation, to redeem the Series [___] Notes in whole but not in part, pursuant to Section 1202 of the Indenture equal the Outstanding Dollar Principal Amount of the Series [___] Notes, plus interest accrued and unpaid to but excluding the date of redemption.

                  Subject to the terms and conditions of the Indenture, the Seller may, from time to time, direct the Owner Trustee, on behalf of the Issuer, to issue one or more series or classes of Notes.

                  On each Payment Date, the Paying Agent shall distribute to each Series [___] Noteholder of record on the related Record Date (except for the final distribution with respect to this Note) such Series [___] Noteholder's pro rata share of the amounts held by the Paying Agent that are allocated and available on such Payment Date to pay interest and principal on the Series [___] Notes. Final payments of this Note will be made only upon presentation and surrender of this Note at the office or offices therein specified.

                  Payments of interest on this Note due and payable on each Payment Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by check mailed to the Person whose name appears as the Registered Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on each Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the clearing agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Payment Date by notice mailed within five days of such Payment Date and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Indenture Trustee's principal Corporate Trust Office or at the office of the Indenture Trustee's agent appointed for such purposes located in the City of New York.

                  As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder hereof or his attorney duly authorized in writing, with such signature guaranteed by a commercial bank or trust company located, or having a correspondent located, in the City of New York or the city in which the Corporate Trust Office is located, or a member firm of a national securities exchange, and such other documents as the Indenture Trustee may require, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

                  Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

                  Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that by accepting the benefits of the Indenture that such Noteholder that it will not at any time institute against DaimlerChrysler Wholesale Receivables LLC, the CARCO Trust or the Issuer, or join in any institution against DaimlerChrysler Wholesale Receivables LLC, the CARCO Trust or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or any Derivative Agreement.

                  Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Issuer, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.

                  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer with the consent of the Holders of Notes representing not less than a majority of the Outstanding Dollar Principal Amount of all Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the Outstanding Dollar Principal Amount of the Notes, on behalf of the Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note (or any one of more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder.

                  The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.

                  The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Holders of Notes under the Indenture.

                  The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

                  THIS NOTE AND THE INDENTURE WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                  No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place, and rate, and in the coin or currency herein prescribed.

                  No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer on the Notes or under the Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer or the Owner Trustee or of any successor or assign of the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Owner Trustee has no such obligations in its individual capacity). The Holder of this Note by the acceptance hereof agrees that, except as expressly provided in the Indenture and the Indenture Supplement in the case of an Event of Default under the Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

                                  ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

___________________________

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated: ________________________        _____________________________________ *
                                             Signature Guaranteed:





____________________
* NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.